UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2013, the board of directors (the “Board of Directors”) of DISH Network Corporation (the “Corporation”) appointed George R. Brokaw as an independent member of the Board of Directors effective October 7, 2013.  Mr. Brokaw was appointed to the Board of Directors following the recommendation of its Nominating Committee and will serve on the Audit, Nominating, and Executive Compensation Committees of the Board of Directors.  Following Mr. Brokaw joining the Board of Directors, the Corporation will have three audit committee members as required by NASDAQ Listing Rule 5605(c)(2).

Mr. Brokaw is currently a Managing Director of the Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC (“Highbridge”) and will serve in this capacity until September 30, 2013.  Prior to joining Highbridge in 2012, Mr. Brokaw was a Managing Partner and Head of Private Equity at Perry Capital, L.L.C. (“Perry”).  Mr. Brokaw also served as a director to several companies including:  North American Energy Partners Inc., Capital Business Credit LLC, Timberstar, and Value Place Holdings LLC.  Prior to joining Perry in 2005, Mr. Brokaw was Managing Director (Mergers & Acquisitions) of Lazard Frères & Co. LLC.  Mr. Brokaw received a B.A. from Yale University and a J.D. and M.B.A. from the University of Virginia.  Mr. Brokaw is a member of the New York Bar.

The Board of Directors concluded that Mr. Brokaw should serve as a member of the Board of Directors due, among other things, to his financial experience, acquired, in part, during his tenure with Highbridge.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: September 17, 2013	By:	/s/R. Stanton Dodge
R. Stanton Dodge Executive Vice President, General Counsel and Secretary